UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2017

Autobytel Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07
Submission of Matters to a Vote of Security Holders.

The Autobytel Inc. 2017 Annual Meeting of Stockholders (“Annual Meeting”) was held on June 22, 2017 at the corporate offices of Autobytel Inc., a Delaware corporation (“Company” or “Autobytel”). A total of 9,765,587 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), were present or represented by proxy at the meeting, representing 88.2% of the Company’s shares outstanding as of April 28, 2017, the Annual Meeting’s record date.

Set forth below are brief descriptions of each of the five proposals voted upon by stockholders at the Annual Meeting and the final voting results for each such proposal.

Proposal 1.
Election of three Class I Directors of the Company to hold office until the 2020 Annual Meeting of Stockholders and until the election and qualification of such directors’ successors.

Director Nominees	For	Withheld	Broker Non-Votes
Jeffrey H. Coats	7,826,956	292,721	1,645,910
Matias de Tezanos	7,566,594	553,083	1,645,910
Jeffrey M. Stibel	7,778,523	341,154	1,645,910

Proposal 2.
Approval of the issuance of shares of Common Stock upon the conversion of the Company’s outstanding Series B Junior Participating Convertible Preferred Stock, par value $0.001 per share.

For	Against	Abstain	Broker Non-Votes
7,893,008	219,539	7,130	1,645,910

Proposal 3.
Approval of extension of and amendments to the Autobytel Inc. Tax Benefit Preservation Plan.

For	Against	Abstain	Broker Non-Votes
7,538,709	577,185	3,783	1,645,910

Proposal 4.
Advisory vote on the compensation of Autobytel’s named executive officers.

For	Against	Abstain	Broker Non-Votes
7,666,482	430,664	22,531	1,645,910

Proposal 5.
Ratification of the appointment of Moss Adams LLP as Autobytel’s independent registered public accounting firm for 2017.

For	Against	Abstain	Broker Non-Votes
9,752,728	6,937	5,922	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 26, 2017
AUTOBYTEL INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary